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                                                 EXHIBIT 23.1 TO 1996 FORM 11-K
                                                              MPSI SYSTEMS INC.
                                                       MATCHING INVESTMENT PLAN







                               AUDITORS' CONSENT





The Board of Directors
MPSI Systems Inc.:



We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-32503) pertaining to the MPSI Systems Inc. Matching Investment Plan and in the related Prospectus of our report dated June 13, 1997, with respect to the financial statements and supplemental schedules of the MPSI Systems Inc. Matching Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.




                                                     ERNST & YOUNG LLP



Tulsa, Oklahoma
June 27, 1997